UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 9, 2022
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41187	20-0077155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1460 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement

On August 9, 2022, FingerMotion, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Lind Global Fund II LP, a Delaware limited partnership (the “Investor”), pursuant to which the Company issued to the Investor a secured, two-year, interest free convertible promissory note in the principal amount of $4,800,000 (the “Note”) and a common stock purchase warrant (the “Warrant”) to acquire 3,478,261 shares of common stock of the Company (each, a “Warrant Share”). A total of $4,000,000 was funded under the Note (representing the principal amount less a coupon of 20%). The proceeds from the sale of the Note and the Warrant are for general working capital purposes. In connection with the issuance of the Note and the Warrant, the Company paid a $120,000 commitment fee to the Investor.

Commencing 180 days after the issuance of the Note, the Company shall pay the outstanding principal amount of the Note in eighteen (18) consecutive monthly payments of $266,667 each. At the option of the Company, the monthly payment can be made in cash, shares of the common stock of the Company (the “Repayment Shares”) at a price based on 90% of the average five (5) lowest daily VWAPs during the twenty (20) days prior to the payment date subject to a floor price of $0.86 per share (the “Floor Price”), or a combination of cash and Repayment Shares, provided that if at the time the Repayment Share Price is deemed to be the Floor Price, then in addition, to the Repayment Shares, the Company will pay the Investor an additional amount of cash as determined pursuant to a formula contained in the Note. In order for the Company to issue any Repayment Shares, the Repayment Shares must either be eligible for immediate resale under Rule 144 or be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). Any portion of a monthly payment being made in cash shall include a premium of three percent (3%) of such cash amount.

Following the date that is sixty (60) days following the date that the registration statement has been declared effective (as discussed in more detail below), the Company may repay all, but not less than all, of the outstanding principal amount, provided that any such repayment shall include a premium of five percent (5%) of the outstanding principal amount of the Note, and the Investor shall have the right to convert up to one-third (1/3) of the outstanding principal amount of the Note at a price per shares equal to the lesser of Repayment Share price or the conversion price (as described below).

The Purchase Agreement contains a restriction whereby there cannot, under any circumstances, be more than 8,561,451 shares of common stock of the Company issued under the Note and the Warrant combined without first receiving shareholder approval to issue more than 8,561,451 shares of common stock of the Company thereunder.

The Company agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission no later than thirty (30) days from August 9, 2022, covering the resale of all of the shares of common stock of the Company issuable to the Investor pursuant to the Note and the Warrant. The Investor was also granted piggyback registration rights. In addition, pursuant to the terms of the Purchase Agreement, the Investor has the right to participate in any equity or debt offering, or combination of units thereof (a “Subsequent Financing”) equal to 10% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing until August 9, 2024.

The Note is convertible into shares of common stock of the Company by the Investor at any time after the earlier of six (6) months from the date of issuance or the date the Registration Statement is effective, provided that no such conversion may be made that would result in the beneficial ownership by the Investor and its affiliates of more than 4.99% of the Company’s outstanding shares of common stock. The conversion price of the Note is equal to $2.00, subject to customary adjustments, however, if new securities, other than exempted securities, are issued by the Company at a price less than the conversion price, the conversion price shall be reduced to such price.

If there is a change of control of the Company, the Investor has the right to require the Company to prepay the outstanding principal amount of the Note. A change of control includes a change in the composition of the Board of Directors of the Company, a shareholder having beneficial ownership of more than 40% or the sale or other disposition of the Company of all or substantially all of the assets.

The Note contains certain negative covenants, including restricting the Company from certain distributions, loans or issuance or future priced securities.

Upon the occurrence of an event of default as described in the Note, the holder may at any time at its option declare the Note immediately due and payable at an amount of 110% or 120% of the outstanding principal amount depending on the type of event of default. Events of default include, but are not limited to, a payment default on any other indebtedness in excess of $50,000; failure to observe or perform any other covenant, condition or agreement contained in the Note or any transaction documents; failure of the Company to instruct its transfer agent to issue unlegended share certificates; the Company’s shares are no longer publicly traded or cease to be listed; if after six months, the shares are not available for immediate resale under Rule 144; and the Company’s market capitalization is below $20,000,000 for ten (10) consecutive days. Upon an event of default, subject to any applicable cure periods, the holder may demand that all or a portion of the outstanding principal amount be converted into shares of common stock of the Company at the lower of the conversion price and 80% of the average of the three (3) lowest daily VWAPs during the twenty (20) days prior to the delivery of the conversion notice, subject to Floor Price, provided that if at the time of such demand the conversion price is deemed to be the Floor Price, then in addition, to the shares of common stock of the Company at the Floor Price, the Company will pay the holder an additional amount of cash as determined pursuant to a formula contained in the Note.

The Warrant entitles the holder to purchase up to 3,478,261 shares of common stock of the Company until August 9, 2027, at an exercise price of $1.75 per Warrant Share, subject to customary adjustments. In addition, the exercise price is subject to adjustment in the event of the issuance of new securities, other than exempted securities, at an effective price less than the exercise price, then the exercise price shall be reduced to an exercise price equal to the lesser of (i) the consideration per share deemed to have been paid for such new securities, and (ii) the average of the VWAP of the shares of common stock of the Company over the five (5) trading days immediately following such issuance, subject to compliance with the requirements of the trading market. Notwithstanding the foregoing, in the event that the exercise of the Warrant would result in the issuance of more than 8,561,451 shares of common stock of the Company to the holder, subject to the Company receiving shareholder approval to issue more than 8,561,451 shares of common stock, then in addition to issuing the shares of common stock to the holder at the exercise price, the Company will also pay to the holder an additional amount of cash as determined pursuant to a formula contained in the Warrant. The Warrant also provides for cashless exercise.

In connection with the issuance of the Note, the Company entered into a Security Agreement with the Investor dated August 9, 2022 (the “Security Agreement”), whereby the Company granted a security interest in and pledges and assigns to the Investor all personal and fixture property of every kind and nature and all proceeds and products thereof to secure the payment and performance in full of all of the obligations of the Company to the Investor. In addition, except for contractually controlled entities, each of the Company’s subsidiaries (each, a “Guarantor”) have signed a Guaranty dated August 9, 2022 (the “Guaranty”), in favor of the Investor, whereby each Guarantor jointly and severally guarantees the prompt and complete payment and performance when due of the obligations of the Company.

The foregoing descriptions of the Purchase Agreement, the Note, the Warrant, the Security Agreement and the Guaranty are not complete and are qualified in their entirety by reference to the full text of the forms of the Purchase Agreement, the Note, the Warrant, the Security Agreement and the Guaranty, copies of which are attached as Exhibits 10.1, 10.2, 4.1, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant

The disclosure set forth above under Item 1.01 with respect to the Note is incorporated by reference into this Item 2.03.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sale of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

The Note and the Warrant were, and the shares of common stock of the Company issuable upon conversion of the Note and exercise of the Warrant will be, issued in a transaction exempt from the registration requirements under the U.S. Securities Act in reliance on the exemption provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The Investor has represented that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D, and is acquiring the securities described herein for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
4.1	Warrant, dated August 9, 2022, issued by FingerMotion, Inc. to Lind Global Fund II LP
10.1	Securities Purchase Agreement between FingerMotion, Inc. and Lind Global Fund II LP, dated August 9, 2022
10.2	Senior Secured Convertible Promissory Note, dated August 9, 2022, issued by FingerMotion, Inc. to Lind Global Fund II LP(*)
10.3	Security Agreement between FingerMotion, Inc. and Lind Global Fund II LP, dated August 9, 2022
10.4	Guaranty, dated August 9, 2022, made by each of Finger Motion Company Limited, Finger Motion (CN) Global Limited, Finger Motion (CN) Limited, Shanghai JiuGe Business Management Co., Ltd., Finger Motion Financial Group Limited and Finger Motion Financial Company Limited, in favor of Lind Global Fund II LP
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

Notes:

(*)       Portions of this exhibit have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.

DATE: August 15, 2022	By:	/s/ Martin J. Shen
Martin J. Shen CEO